Exhibit 10.2

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of [            ], 2013 (this “Agreement”), is by and among ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“EEP”), MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), MIDCOAST HOLDINGS, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), MIDCOAST OPERATING, L.P., a Texas limited partnership (the “Operating Partnership”), and MIDCOAST OLP GP, L.L.C., a Delaware limited liability company (the “OLP GP”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and EEP have caused the formation of the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware LP Act”), for the purpose of owning, operating and developing natural gas and natural gas liquids gathering, processing and transportation and logistics and marketing assets and providing related services, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1. EEP formed the General Partner under the terms of the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and contributed $1,000.00 in exchange for all of the limited liability company interests in such company;

2. EEP, as the limited partner, and the General Partner, as the general partner, formed the Partnership under the Delaware LP Act and contributed $980.00 and $20.00, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership;

3. Enbridge Midcoast Holdings, L.L.C. filed a certificate of amendment to its certificate of formation under Section 18-202 of the Delaware LLC Act to change its name to Midcoast OLP GP, L.L.C.;

4. Enbridge Midcoast Energy, L.P. filed a certificate of amendment to its certificate of limited partnership under Section 3.053 of the Texas Business Organizations Code to change its name to Midcoast Operating, L.P.;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option (as defined herein) is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the members or partners of the Parties have taken or caused to be taken all limited liability company and limited partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Agreement” has the meaning assigned to such term in the preamble.

“Closing Date” means the date on which the closing of the purchase and sale of the Class A Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Closing Time” has the meaning assigned to such term in the Underwriting Agreement.

“Class A Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Class B Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Credit Facility” means the credit facility governed by the credit agreement among the Partnership and [            ] dated [                    ].

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“EEP” has the meaning assigned to such term in the preamble.

“EEP Debt Distribution” means a cash payment of $[        ] million sourced to the Credit Facility.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“General Partner” has the meaning assigned to such term in the preamble.

“General Partner Unit” has the meaning assigned to such term in the Partnership Agreement.

“GP LLC Agreement” means that certain Amended and Restated Limited Liability Agreement of Midcoast Holdings, L.L.C., dated the date of this Agreement.

“Initial LP Interest” has the meaning assigned to such term in the recitals.

“Offering” means the initial public offering of the Partnership’s Class A Common Units pursuant to the Registration Statement.

“OLP GP” has the meaning assigned to such term in the preamble.

“OLP GP LLC Agreement” means that certain Amended and Restated Limited Liability Agreement of Midcoast OLP GP, L.L.C., dated the date of this Agreement.

“OLP Interest” has the meaning assigned to such term in Section 2.3.

“OLP LP Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Midcoast Operating, L.P., dated the date of this Agreement.

“Operating Partnership” has the meaning assigned to such term in the preamble.

“Original OLP GP LLC Agreement” means that certain Limited Liability Company Agreement of the OLP GP, dated July 3, 2002.

“Original OLP LP Agreement” means that certain Agreement of Limited Partnership of the OLP, dated October 10, 2002.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of May 31, 2013.

“Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date of this Agreement.

“Party” and “Parties” have the meanings assigned to such terms in the preamble.

“Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-189341), as amended.

“Structuring Fee” means a fee for certain advisory services equal to [    ]% of the gross proceeds of the sale of Class A Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Unit” has the meaning assigned to such term in the Partnership Agreement.

“Underwriters” has the meaning assigned to such term in the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership and the underwriters named in the Registration Statement with respect to the Offering.

“Working Capital Facility” means the working capital facility governed by the working capital loan agreement between EEP and the Operating Partnership dated the date of this Agreement.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 2.1 through 2.7 shall be completed as of the Effective Time in the order set forth herein:

2.1 Execution of the GP LLC Agreement. EEP, as the sole member of the General Partner, shall execute and deliver the GP LLC Agreement.

2.2 Execution of the Partnership Agreement. The General Partner and EEP, as the organizational limited partner, shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and EEP may agree.

2.3 Contribution of the OLP Interest to the General Partner. EEP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner all right, title and interest in a portion of its limited partner interests in the Operating Partnership with a value equal to 2% of the equity value of the Partnership immediately after the closing of the Offering (the “OLP Interest”), and the General Partner hereby accepts such OLP Interest as a capital contribution from EEP. Notwithstanding any provision of the Original OLP LP Agreement to the contrary, the General Partner is hereby admitted to the Operating Partnership as a limited partner of the Operating Partnership holding the OLP Interest and hereby agrees that it is bound by the Original OLP LP Agreement. EEP hereby continues as a limited partner of the Operating Partnership with respect to the portion of its limited partner interest in the Operating Partnership not transferred to the General Partner.

2.4 Contribution of the OLP Interest to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the OLP Interest in exchange for (a) a continuation of the General Partner’s 2% general partner interest in the Partnership (represented by [                    ] General Partner Units) and (b) the issuance to the General Partner of all of the limited partner interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement, and the Partnership hereby accepts such OLP Interest. Notwithstanding any provision of the Original OLP LP Agreement to the contrary, the Partnership is hereby admitted to the Operating Partnership as a limited partner of the Operating Partnership and hereby agrees that it is bound by the Original OLP LP Agreement. Immediately following such contribution of such OLP Interest, the General Partner shall and does hereby cease to be a limited partner of the Operating Partnership and shall thereupon cease to have or exercise any right or power as a limited partner of the Operating Partnership, and the Operating Partnership is hereby continued without termination.

2.5 Additional Contribution of Operating Partnership Interests. EEP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership all right, title and interest in and to (a) all of its limited liability company interests in the OLP GP and (b) a limited partner interest in the Operating Partnership equal to 38.999% less the percentage of the OLP Interest in exchange for (w) [                    ] Class A Common Units representing a [    ]% limited partner interest in the Partnership, (x) [                    ] Subordinated Units representing a [    ]% limited partner interest in the Partnership, (y) the right to receive the EEP Debt Distribution and (z) the right to receive $[        ] in proceeds from the Offering to reimburse EEP for certain capital expenditures incurred by EEP with respect to the assets owned by the Operating Partnership and the OLP GP, and the Partnership hereby accepts such limited liability company interests and limited partner interests. Notwithstanding any provision of the Original OLP GP LLC Agreement to the contrary, immediately following such contribution of such limited liability company interests, the Partnership is hereby admitted as the sole member of the OLP GP, EEP shall and does hereby cease to be a member of the OLP GP and shall thereupon cease to have or exercise any right or power as a member of the OLP GP, and the OLP GP is continued without dissolution. Immediately following such contribution of such limited partner interests, the Partnership shall and does hereby continue to be a limited partner of the Operating Partnership with a 38.999% limited partner interest in the Operating Partnership and EEP shall and does hereby continue to be a limited partner of the Operating Partnership with a 61% limited partner interest in the Operating Partnership, and the Operating Partnership is continued without termination.

2.6 Execution of the OLP GP LLC Agreement. The Partnership, as the sole member of the OLP GP, shall execute and deliver the OLP GP LLC Agreement.

2.7 Execution of the OLP LP Agreement. The OLP GP, as the general partner of the Operating Partnership, and EEP and the Partnership, as the limited partners of the Operating Partnership, shall execute and deliver the OLP LP Agreement.

Each of the following transactions set forth in Sections 2.8 through 2.13 shall be completed as of the Closing Time, and in any event only after completion of the transactions set forth in Sections 2.1 through 2.7, in the order set forth herein:

2.8 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, the public, through the Underwriters, has made a capital contribution to the Partnership of $[        ] in cash ($[        ] net to the Partnership after deducting underwriting discounts and commissions of $[        ] in the aggregate and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated) in exchange for [                    ] Class A Common Units representing a [    ]% limited partner interest in the Partnership.

2.9 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of transaction expenses in the amount of approximately $[        ] million, excluding underwriting discounts and commissions of $[        ] in the aggregate but including the Structuring Fee, (b) the distribution and payment of $[        ] to EEP, in part in satisfaction of its right to reimbursement of capital expenditures and (c) the payment by the Partnership in connection with origination and commitment fees pursuant to the Credit Facility in the amount of approximately $[        ] million.

2.10 Entry into the Credit Facility. The Partnership shall enter into the Credit Facility.

2.11 Use of Credit Facility Borrowings. The Partnership shall borrow $[        ] million under the Credit Facility and distribute such borrowings to EEP in satisfaction of EEP’s right to the EEP Debt Distribution.

2.12 Entry into the Working Capital Facility. EEP and the Operating Partnership shall enter into the Working Capital Facility.

2.13 Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by EEP and hereby refunds and distributes to EEP the initial contribution, in the amount of $980.00, made by EEP in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [                    ] Class A Common Units on the basis of the initial public offering price per Class A Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and the Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from EEP a number of Class A Common Units equal to the number of Class A Common Units issued upon such exercise of the Over-Allotment Option.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

5.1 Order of Completion of Transactions. The transactions provided for in Sections 2.1 through 2.7 shall be completed as of the Effective Time in the order set forth in Article II. The transactions provided for in Sections 2.8 through 2.13 shall be completed as of the Closing Time in the order set forth in Article II. Following the completion of the transactions set forth in Article II, the transactions provided for in Article III, if they occur, shall be completed.

5.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, (a) none of Sections 2.1 through 2.7 shall be operative or have any effect until the Effective Time and (b) none of the provisions of Sections 2.8 through 2.13 or Article III shall be operative or have any effect until the Closing Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

6.1 Costs. The Partnership shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

6.6 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.,
as delegate of
Enbridge Energy Company, Inc.,
as general partner

By:
Name:
Title:

MIDCOAST ENERGY PARTNERS, L.P.

By:	Midcoast Holdings, L.L.C.,
as general partner

By:
Name:
Title:

MIDCOAST HOLDINGS, L.L.C.

By:
Name:
Title:

MIDCOAST OPERATING, L.P.

By:	Midcoast OLP GP, L.L.C.,
as general partner

By:
Name:
Title:

MIDCOAST OLP GP, L.L.C.

By:
Name:
Title:

Contribution Agreement Signature Page